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Arden Group, Inc.

August 17, 1998




United States Securities & Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Reference:   Form 10-Q
             File Number 0-9904


Ladies and Gentlemen:

Enclosed is the Arden Group, Inc. Form 10-Q for the Second
Quarter ended July 4, 1998.


Very truly yours,

ARDEN GROUP, INC.



ERNEST T. KLINGER

Ernest T. Klinger
Chief Financial Officer
Vice President Finance
and Administration


/sls
Enclosure



 Post Office Box 512256, Los Angeles, California 90051-0256, (310) 638-2842 2020 South Central Avenue, Compton, California 90220, FAX: (310) 631-0950